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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549
                              -----------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  JULY 29, 1997


                            FUISZ TECHNOLOGIES LTD.
             (Exact name of registrant as specified in its charter)


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
             DELAWARE                                 0-27082                           52-1579474
   (State or Other Jurisdiction                     (Commission                      (I.R.S. Employer
         of Incorporation)                         File Number)                     Identification No.)
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                        3810 CONCORDE PARKWAY, SUITE 100
                           CHANTILLY, VIRGINIA  20151
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


     REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (703) 803-3260



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ITEM 5.  OTHER EVENTS.

                 On July 29, 1997, Fuisz Technologies Ltd. (the "Company") announced that it had signed definitive agreements with the Cross Group to acquire all of the issued ordinary share capital of its subsidiary Clonmel Healthcare Ltd., the leading private manufacturer of pharmaceutical products in the Republic of Ireland.

                 The consideration will include one million newly issued shares of common stock, par value $0.01, of the Company, which shares will be subject to certain contractual transfer restrictions. In addition, the Company will issue three non-interest bearing promissory notes, in an aggregate principal amount of IRpound sterling 8,335,000 (US$12,502,500), payable in three installments due in 1998, 1999 and 2000. The purchase price includes payment for services to be provided by the Cross Group to facilitate the smooth integration of the two companies.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

                 (c)      Exhibit.

                          99.1    Press Release dated July 29, 1997.
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                                   SIGNATURE

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           FUISZ TECHNOLOGIES LTD.


Dated:                 , 1997              By:
        ---------------                       ---------------------------------
                                               Patrick D. Scrivens
                                               Executive Vice President and
                                               Chief Financial Officer





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                                  EXHIBIT LIST

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
Exhibit No.         Description                                   Sequentially
                                                                  Numbered Page
99.1                Press Release dated July 29, 1997
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